EXHIBIT 23.1
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        CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-90512, 333-47258, 333-116348 and 333-116349) of CAS Medical
Systems, Inc. of our report dated March 28, 2005 relating to the financial statements, which appears in this Form 10-KSB.



/s/ UHY LLP

Hartford, Connecticut
March 28, 2005